Exhibit 99.1

For release: August 25, 2010, 6:00 am EDT	Contact:	Mark Rittenbaum
503-684-7000
Greenbrier Announces New Railcar and Refurbishment Orders
~ Total orders valued at approximately $130 million ~
~ Plans to reduce production of marine barges with uncertain outlook ~
~ Company to add 260 workers at its Gunderson facility ~
     Lake Oswego, Oregon, August 25, 2010 – The Greenbrier Companies [NYSE:GBX] announced today that it has received orders for over 1,000 new double-stack intermodal platforms, along with orders for over 700 new covered hopper cars. In addition, Greenbrier will re-engineer and modify approximately 1,100 existing double-stack platforms to 53’ from smaller dimensions. The aggregate value of the new railcar orders and refurbishment work is approximately $130 million.
     The new double-stack railcar orders and refurbishment work will be carried out at the Company’s Gunderson and Greenbrier Rail Services facilities in calendar 2010 and 2011. The orders are from five separate customers, and are subject to final documentation, but are considered to be firm commitments. The customers, who were not disclosed, represent major railroad and leasing companies in North America.
     To support these orders, Greenbrier will increase its workforce by 260 workers at its Gunderson facility in Portland, Oregon, bringing total employment to over 900 employees. These additions will be carried out by calling back workers previously furloughed during the industry downturn or by new hires. Also, the Company will divert approximately 175 workers from its ocean-going marine barge construction at Gunderson to new railcar production in support of the new orders, and as a result of current softness in the marine market.
     The new and refurbished railcars will support a growing need for 53’ double-stack well capacity in North America, despite a continued surplus of 40’ and 48’ equipment. Double-stack freight cars transport various sizes of containers stacked two high. The majority of such railcars are constructed to haul 40’ international ocean-going containers. The recent strong growth in 53’ domestic containerization allows railroad shippers to compete effectively with longer and heavier trucks on the nation’s highways. Greenbrier is adjusting its production to fulfill this growing demand.
     The Company is in discussions with its largest marine customer about contracts in backlog due to an industry-wide slowdown in marine demand. This customer represents over 85% of the Company’s marine backlog — approximately $75 million as of May 31, 2010. These discussions may result in cancellation, modification or postponement of the orders. Such an event is likely to occur, and any compensation or alternative production the Company receives may not be adequate to replace the lost revenue and margin.
     As previously disclosed, in May 2010 the Company slowed its marine production rates, and has reduced those rates further during the current fiscal quarter. Beginning in the Company’s first fiscal quarter of 2011, marine production rates will be reduced again due to the greater need for a rail workforce, uncertainty surrounding production of the current backlog, overall softness in the marine market and continued concern about the City of Portland’s River Plan, which Greenbrier believes is a long-term threat to marine jobs on the Portland waterfront. Greenbrier anticipates that revenues and margin from its marine operations will be lower in its fourth fiscal quarter than in previous fiscal 2010 quarters, and that fiscal 2011 marine revenues and margin will be lower than 2010 revenues and margin.
     Greenbrier president and CEO, William A. Furman said, “The recent orders for double-stack equipment represent the early signs of a restoration in demand for this car type. Greenbrier has built over 80,000 double-stack platforms, more than 60% of all double-stack platforms ever built in North America, and has modified over 3,000 double-stack platforms over the past four years. We believe that our superior designs and engineering reduce the life cycle cost of this equipment for our customers and provides a better, more reliable and safer transportation vehicle for service with customers in the North American markets. Year-over-year growth in North American intermodal container traffic, a key indicator of Greenbrier’s new railcar outlook, has been 16.8%. Intermodal loadings have outpaced the 10.1% increase in overall rail traffic, as intermodal recovers significantly from its 2009 levels. We continue to see requests for proposals for new 53’ double-stack cars from other major customers, and demand for this product continues to build momentum into 2011.” Furman continued, “These recent developments show the value of our flexible workforce and the importance of our diversification efforts in recent years. Our integrated business model is creating value for our customers, shareholders, and other stakeholders. In the current environment, we were able to adjust resources quickly across multiple disciplines.

For example, we were able to divert experienced marine labor when faced with uncertainties in marine demand to support new rail demand. Finally, the combination of our leasing and refurbishment businesses allowed us to address the need for immediate delivery of a specific car type and enabled us to respond quickly and decisively.”
About Greenbrier Companies
     Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. The Company builds new railroad freight cars in its three manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 37 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 8,000 railcars, and performs management services for approximately 225,000 railcars.
     “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel price fluctuations and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2009 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2010, and in our prospectus supplement and other documents filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.